Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	February 27, 2024
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2023 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended December 31, 2023 and 2022:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended December 31, 2023, net income was $3.6 million, or $.26 per diluted share, as compared to $5.6 million, or $.41 per diluted share, during the fourth quarter of 2022.

As reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our financial results for the three-month period ended December 31, 2023 included a loss on divestiture of approximately $232,000, or $.02 per diluted share, in connection with the sale of a vacant specialty facility located in Corpus Christi, Texas. This facility was divested in December, 2023, for net cash proceeds of approximately $3.9 million (as discussed below). After adjusting our reported results for this loss on divestiture, our adjusted net income was $3.8 million, or $.28 per diluted share for the three-month period ended December 31, 2023, as compared to $5.6 million, or $.41 per diluted share, during the fourth quarter of 2022.

The decrease in our adjusted net income of $1.8 million, or $.13 per diluted share, during the fourth quarter of 2023, as compared to the comparable quarter of 2022, consisted of the following: (i) a decrease of $1.2 million, or $.09 per diluted share, resulting from an increase in interest expense due to increases in our average borrowing rate and average outstanding borrowings; (ii) a decrease of $1.25 million, or $.09 per diluted share, related to a one-time settlement and release agreement executed during the fourth quarter of 2022 in connection with the specialty facility located in Chicago, Illinois; partially offset by; (iii) an increase of $332,000, or $.02 per diluted share, resulting from demolition expenses incurred during the fourth quarter of 2022 in connection with the facility located in Chicago, and; (iv) an increase of $349,000, or $.03 per diluted share, resulting from an aggregate net increase in the income generated at various properties.

As calculated on the Supplemental Schedule, our funds from operations ("FFO") were $11.4 million, or $.82 per diluted share, during the fourth quarter of 2023, as compared to $12.4 million, or $.90 per diluted share during the fourth quarter of 2022. The decrease of $1.1 million, or $.08 per diluted share, was due primarily to the above-mentioned decrease in our adjusted net income during the fourth quarter of 2023, as compared to the fourth quarter of 2022, partially offset by an increase in depreciation and amortization expense.

Consolidated Results of Operations - Twelve-Month Periods Ended December 31, 2023 and 2022:

For the twelve-month period ended December 31, 2023, net income was $15.4 million, or $1.11 per diluted share, as compared to $21.1 million, or $1.53 per diluted share during the full year of 2022.

As reflected on the Supplemental Schedule, our financial results for the year ended December 31, 2023 included the above-mentioned loss on divestiture of real estate assets of approximately $232,000 recorded during the fourth quarter of 2023. After adjusting our reported results for this loss on divestiture, our adjusted net income was $15.6 million, or $1.13 per diluted share, during the year ended December 31, 2023, as compared to $21.1 million, or $1.53 per diluted share, during the year ended December 31, 2022.

The decrease in our adjusted net income of $5.5 million, or $.40 per diluted share, during the year ended December 31, 2023, as compared to the comparable period of 2022, was primarily due to: (i) a decrease of $6.2 million, or $.45 per diluted share, resulting from an increase in interest expense due to increases in our average borrowing rate and average outstanding borrowings; (ii) a decrease of $1.25 million, or $.09 per diluted share, related to a one-time settlement and release agreement executed during the fourth quarter of 2022 in connection with the specialty facility located in Chicago, Illinois; (iii) a net decrease of $802,000, or $.06 per diluted share, resulting from an increase in the demolition expenses incurred during 2023 and 2022 in connection with the property located in Chicago, partially offset by; (iv) a net increase of $2.8 million, or $.20 per diluted share, resulting from an aggregate net increase in the income generated at various properties, including a reduction of $762,000, or $.06 per diluted share, in the non-demolition related operating expenses incurred in connection with the property located in Chicago, Illinois.

As calculated on the Supplemental Schedule, our FFO were $44.6 million, or $3.23 per diluted share, during the twelve-month period of 2023, as compared to $48.8 million, or $3.54 per diluted share, during the twelve-month period of 2022. The decrease of $4.3 million, or $.31 per diluted share, was due primarily to the above-mentioned decrease in our adjusted net income during the twelve months of 2023, as compared to the twelve months of 2022, partially offset by an increase in depreciation and amortization expense.

"Despite a challenging year in 2023 as compared to 2022, due, in part, to the nonrecurring items related to our property located in Chicago, Illinois, I am proud of our strong portfolio of health care properties", said Alan B. Miller, Chief Executive Officer and President. "We look forward to 2024 with optimism as we strive to add high quality investments to our existing portfolio of properties while maintaining our fundamental goal of providing a safe and reliable dividend stream to our shareholders."

Property Divestiture:

In December, 2023, we sold the vacant specialty facility in Corpus Christi, Texas, for proceeds of approximately $3.9 million, net of closing costs. This divestiture generated a loss of approximately $232,000 which is included in our consolidated statements of income for the three and twelve-month periods ended December 31, 2023. As a result of this divestiture, we will no longer incur the operating expenses recorded in connection with this facility which amounted to $254,000 and $302,000 during the twelve-month periods ended December 31, 2023 and 2022, respectively.

Property Acquisition:

In August, 2023, we acquired the McAllen Doctor's Center, a medical office building ("MOB") located in McAllen, Texas for a purchase price of approximately $7.6 million, including transaction costs. The building has approximately 79,500 rentable square feet and is 100% master leased to McAllen Hospitals, L.P, a wholly-owned subsidiary of UHS. The triple-net master lease is for twelve years and is scheduled to expire on August 31, 2035. McAllen Hospitals, L.P. has the option to renew the lease term for three consecutive ten-year terms. The initial annual base rent is approximately $624,000.

Construction Project - Sierra Medical Plaza I:

In March, 2023, construction was substantially completed on the Sierra Medical Plaza I, an 86,000 square foot MOB located in Reno, Nevada. This MOB is located on the campus of the Northern Nevada Sierra Medical Center, a hospital that is owned and operated by a wholly-owned subsidiary of UHS, which was completed and opened during April, 2022. The master flex lease agreement in connection with this building, which commenced in March, 2023 and has a ten-year term scheduled to expire on March 31, 2033, covers approximately 68% of the rentable square feet of the MOB at an initial minimum rent of $1.3 million annually, plus a pro-rata share of the common area maintenance expenses. This master flex lease agreement is subject to reduction based upon the execution of third-party leases. The aggregate cost of the MOB is estimated to be approximately $35 million, approximately $29 million of which was incurred as of December 31, 2023.

Dividend Information:

The fourth quarter dividend of $.725 per share, or $10.0 million in the aggregate, was declared on December 7, 2023 and paid on December 29, 2023.

Capital Resources Information:

At December 31, 2023, we had $326.6 million of borrowings outstanding pursuant to the terms of our $375 million revolving credit agreement and $45.3 million of available borrowing capacity as of that date, net of outstanding borrowings and letters of credit.

Vacant Land/Specialty Facilities:

Demolition of the former specialty hospital located in Chicago, Illinois, was completed during 2023. Demolition costs, which were included in other operating expenses in our consolidated statements of income, amounted to approximately $1.5 million in the aggregate ($1.1 million of which were incurred during the first and second quarters of 2023 and $332,000 of which were incurred during the fourth quarter of 2022).

Including the demolition costs incurred during the twelve-months ended December 31, 2023, the operating expenses incurred by us in connection with this property were $128,000 and $1.7 million during the three and twelve-month periods ended December 31, 2023, respectively. Excluding the demolition costs, the operating expenses incurred in connection with this property were $128,000 and $529,000 during the three and twelve-month periods ended December 31, 2023, respectively. Including the demolition costs incurred during the three and twelve-month periods ended December 31, 2022, the operating expenses incurred by us in connection with this property were $537,000 during the three-month period ended December 31, 2022 (or $205,000 excluding demolition costs), and approximately $1.6 million during the full year of 2022 (approximately $1.3 million excluding demolition costs). Also, as mentioned above, included in our net income during the three and twelve-month periods ended December 31, 2022, was $1.25 million of revenues related to a one-time settlement and release agreement executed in connection with this property.

In addition, the aggregate operating expenses for the two vacant specialty facilities located in Evansville, Indiana, and Corpus Christi, Texas (which was divested during December, 2023), were approximately $83,000 and $123,000 during the three-month periods ended December 31, 2023 and 2022, respectively, and approximately $655,000 and $662,000 during the twelve-month periods ended December 31, 2023 and 2022, respectively.

We continue to market the two remaining above-mentioned vacant properties to third parties. Future operating expenses related to these properties, will be incurred by us during the time they remain owned and unleased.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human-service related facilities including acute care hospitals, behavioral health care hospitals, specialty facilities, medical/office buildings, free-standing emergency departments and childcare centers. We have investments or commitments in seventy-six properties located in twenty-one states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, as well as the operations and financial results of each of our tenants, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7- Forward-Looking Statements in our Form 10-K for the year ended December 31, 2023), may cause the results to differ materially from those anticipated in the forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Future operations and financial results of our tenants, and in turn ours, could be materially impacted by various developments including, but not limited to, decreases in staffing availability and related increases to wage expense experienced by our tenants resulting from the nationwide shortage of nurses and other clinical staff and support personnel, the impact of government and administrative regulation of the health care industry; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions related to supplies required for our tenants’ employees and patients; and potential increases to other expenditures.

In addition, the increase in interest rates has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.

We believe that, if and when applicable, adjusted net income and adjusted net income per diluted share (as reflected on the Supplemental Schedule), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are non-recurring or non-operational in nature including items such as, but not limited to, gains on transactions.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects of certain items, such as gains or losses on transactions that occurred during the periods presented. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2023. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2023 and 2022

(amounts in thousands, except share information)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Lease revenue - UHS facilities (a.)	$8,326	$7,663	$32,623	$29,954
Lease revenue - Non-related parties	14,038	13,340	54,993	52,004
Other revenue - UHS facilities	216	231	946	948
Other revenue - Non-related parties	378	1,527	1,555	2,245
Interest income on financing leases - UHS facilities	1,362	1,367	5,458	5,474
	24,320	24,128	95,575	90,625
Expenses:
Depreciation and amortization	7,254	6,511	27,733	26,557
Advisory fees to UHS	1,366	1,310	5,323	5,097
Other operating expenses	7,545	7,577	31,170	28,305
	16,165	15,398	64,226	59,959
Income before equity in income of unconsolidated limited liability companies ("LLCs"), loss on divestiture and interest expense	8,155	8,730	31,349	30,666
Equity in income of unconsolidated LLCs	254	248	1,207	1,191
Loss on divestiture of real estate assets	(232)	-	(232)	-
Interest expense, net	(4,584)	(3,347)	(16,924)	(10,755)
Net income	$3,593	$5,631	$15,400	$21,102
Basic earnings per share	$0.26	$0.41	$1.12	$1.53
Diluted earnings per share	$0.26	$0.41	$1.11	$1.53

Weighted average number of shares outstanding - Basic	13,791	13,777	13,786	13,771
Weighted average number of shares outstanding - Diluted	13,823	13,802	13,814	13,795

(a.) Includes bonus rental on McAllen Medical Center, a UHS acute care hospital facility of $734 and $753 for the three-month periods ended December 31, 2023 and 2022, respectively, and $2,953 and $2,801 for the twelve-month periods ended December 31, 2023 and 2022, respectively.

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Three Months Ended December 31, 2023 and 2022

(amounts in thousands, except share information)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	December 31, 2023		December 31, 2022
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$3,593	$0.26	$5,631	$0.41
Adjustment:
Plus: Loss on divestiture of real estate assets	232	0.02	-	-
Subtotal adjustments to net income	232	0.02	-	-
Adjusted net income	$3,825	$0.28	$5,631	$0.41

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	December 31, 2023		December 31, 2022
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$3,593	$0.26	$5,631	$0.41
Plus: Depreciation and amortization expense:
Consolidated investments	7,254	0.52	6,511	0.47
Unconsolidated affiliates	305	0.02	299	0.02
Plus: Loss on divestiture of real estate assets	232	0.02	-	-
FFO	$11,384	$0.82	$12,441	$0.90
Dividend paid per share		$0.725		$0.715

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Twelve Months Ended December 31, 2023 and 2022

(amounts in thousands, except share information)

(unaudited)

Calculation of Adjusted Net Income

	Twelve Months Ended		Twelve Months Ended
	December 31, 2023		December 31, 2022
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$15,400	$1.11	$21,102	$1.53
Adjustment:
Plus: Loss on divestiture of real estate assets	232	0.02	-	-
Subtotal adjustments to net income	232	0.02	-	-
Adjusted net income	$15,632	$1.13	$21,102	$1.53

Calculation of Funds From Operations (“FFO”)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2023		December 31, 2022
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$15,400	$1.11	$21,102	$1.53
Plus: Depreciation and amortization expense:
Consolidated investments	27,733	2.01	26,557	1.93
Unconsolidated affiliates	1,205	0.09	1,184	0.08
Plus: Loss on divestiture of real estate assets	232	0.02	-	-
FFO	$44,570	$3.23	$48,843	$3.54
Dividend paid per share		$2.880		$2.840

Universal Health Realty Income Trust

Consolidated Balance Sheets

(amounts in thousands, except share information)

(unaudited)

	December 31,	December 31,
	2023	2022
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$649,374	$641,338
Accumulated depreciation	(262,449)	(248,772)
	386,925	392,566
Land	56,870	56,631
Net Real Estate Investments	443,795	449,197
Financing receivable from UHS	83,279	83,603
Net Real Estate Investments and Financing receivable	527,074	532,800
Investments in and advances to limited liability companies ("LLCs")	9,102	9,282
Other Assets:
Cash and cash equivalents	8,212	7,614
Lease and other receivables from UHS	6,180	5,388
Lease receivable - other	8,166	8,445
Intangible assets (net of accumulated amortization of $12.5 million and $15.4 million, respectively)	9,110	9,447
Right-of-use land assets, net	10,946	11,457
Deferred charges and other assets, net	17,579	23,107
Total Assets	$596,369	$607,540
Liabilities:
Line of credit borrowings	$326,600	$298,100
Mortgage notes payable, non-recourse to us, net	32,863	44,725
Accrued interest	490	373
Accrued expenses and other liabilities	13,500	12,873
Ground lease liabilities, net	10,946	11,457
Tenant reserves, deposits and deferred and prepaid rents	11,036	10,911
Total Liabilities	395,435	378,439
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2023 - 13,823,899; 2022 - 13,803,335	138	138
Capital in excess of par value	270,398	269,472
Cumulative net income	826,061	810,661
Cumulative dividends	(902,975)	(863,181)
Accumulated other comprehensive income	7,312	12,011
Total Equity	200,934	229,101
Total Liabilities and Equity	$596,369	$607,540